Exhibit 99.1

AVAX One Provides Strategic Update on AVAX Treasury and Ongoing Growth Initiatives

Company Details Execution Across Staking, Validator Infrastructure, Fintech M&A Strategy, and Capital Allocation

WEST PALM BEACH, FL, January 28, 2026 — AVAX One Technology Ltd. (Nasdaq: AVX) (“AVAX One” or the “Company”), today provided an update on its strategic priorities and ongoing initiatives designed to drive long-term shareholder value and support the continued growth of the Avalanche ecosystem.

AVAX One’s strategy is anchored by an AVAX-centric treasury model focused on disciplined accumulation of the AVAX token, protocol-native staking and long-term participation in the expansion of institutional onchain finance. In addition to its treasury strategy, the Company is executing on multiple complementary initiatives intended to create diversified revenue streams, enhance capital efficiency and increase transparency for investors.

“We are focused on building a durable, long-term value creation platform anchored by AVAX and supported by multiple reinforcing economic levers,” said Jolie Kahn, Chief Executive Officer of AVAX One. “By combining onchain yield generation, disciplined capital allocation and strategic ecosystem participation, we believe AVAX One is well positioned to deliver transparent, compounding value for shareholders.”

Execution Across Multiple Strategic Initiatives

●	Institutional Staking and Onchain Yield Generation - Since inception, the Company has generated approximately $600,000 in staking rewards through December 31, 2025. AVAX One is currently staking more than 90% of its AVAX holdings and expects to generate approximately 180,000 AVAX in staking rewards during the first quarter of 2026, representing approximately $2.0 million in value based on current market prices.

●	Validator Infrastructure and Delegation Revenue - AVAX One recently launched its proprietary validator infrastructure, enabling third-party delegators to stake AVAX at competitive costs while generating revenue through delegation fees. This infrastructure strengthens operational control, improves capital efficiency and creates an incremental, protocol-native revenue stream.

●	Fintech M&A Strategy - The Company continues to advance its previously announced fintech acquisition strategy and is actively evaluating potential transactions. AVAX One is targeting a majority acquisition of a synergistic business with the goal of completing its first transaction in the first half of 2026, focused on accelerating growth within the onchain AVAX economy.

●	Industry Leadership and Policy Engagement - AVAX One remains actively engaged as a thought leader across the digital asset industry, including ongoing dialogue with policymakers and regulators in Washington, D.C. and internationally, supporting the responsible development and institutional adoption of blockchain-based financial infrastructure.

●	Share Repurchase Program - As part of its capital allocation framework, the Company continues to utilize its previously announced share repurchase program. Through January 25, 2026, AVAX One has repurchased 649,845 shares for approximately $1.1 million or an average price of $1.71 per share. The Company expects to continue opportunistic repurchases when management believes the stock is trading below its intrinsic value.

●	Enhanced Transparency and Visibility - To further support investor engagement and transparency, AVAX One continues to provide real-time visibility into key performance metrics through its AVAX One Treasury Analytics dashboard. The dashboard includes metrics such as AVX share price, AVAX tokens held, mNAV, and net asset value, and is available https://analytics-avaxone.theblueprint.xyz/.

In connection with its previously completed PIPE transaction, the Company filed a registration statement on January 26, 2025, to satisfy its contractual registration obligation. The registration enables the potential resale of shares but does not indicate that all, or any, of the registered shareholders are currently selling or intend to sell their shares. Any sales, if they occur, are determined solely by individual holders and market conditions.

About AVAX One Technology Ltd.

AVAX One Technology Ltd. (NASDAQ: AVX) is the first publicly traded Avalanche Treasury company, building the premier institutional gateway to the onchain financial economy powered by the Avalanche blockchain network. Through AVAX accumulation, onchain yield and strategic acquisitions, the Company aims to compound long-term value for its shareholders while supporting the growth of the Avalanche ecosystem. Led by a team of veterans from institutional finance and public company backgrounds and advised by leaders from across the digital asset industry, AVAX One is being built to be a scalable, regulated gateway for public market investors to participate in the growth of the onchain economy. For more information, visit www.avax-one.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the anticipated benefits and timing of the completion of the proposed offering and related transactions, the intended use of proceeds from the PIPE offering, expectations regarding future capital raising activity, the assets to be held by the Company, expectations regarding adoption of the Avalanche network, the expected future market, price and liquidity of the digital assets the Company acquires, the macro and political conditions surrounding digital assets, the Company’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other entities in similar business strategies, technological and market trends, future financial condition and performance, the expected financial impacts of the proposed transactions described herein, and the timing of the closing of the PIPE offering. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the transactions and the proposed AVAX strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of AVAX and other cryptocurrencies; the risk that the price of the Company’s securities may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in the Company’s filings with the SEC. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The statements made in this press release are not intended to be projections of the Company’s future results nor an offer of a future securities transaction by the Company. Any offering in the future will be made through compliance with all applicable regulations and the filing of appropriate documents with the SEC, as required under those regulations.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

AVX@elevate-ir.com

Media Contact

Ebony Lewkovitz

ebony@edencommunications.com